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                                  EXHIBIT 8.1



                                                  March 25, 1999


Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York 11747

                          RE: OPINION PURSUANT TO THE
                       REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

    We are acting as tax counsel to Reckson Associates Realty Corp., a Maryland corporation ("Reckson"), in connection with the Registration Statement on Form S-4 (the "Merger Registration Statement") and the joint proxy statement/prospectus contained therein, relating to the proposed merger (the "Merger") of Tower Realty Trust, Inc., a Maryland corporation ("Tower"), with and into Metropolitan Partners LLC, a Delaware limited liability company ("Metropolitan"), pursuant to the Agreement and Plan of Merger dated as of December 8, 1998, by and among Tower, ]Reckson, Reckson Operating Partnership, L.P., a Delaware limited partnership, and Metropolitan. You have requested our opinion as to certain federal income tax matters set forth in the Merger Registration Statement under the headings "Material U.S. Federal Income Tax Consequences of the Merger" and "Federal Income Tax Consequences Relating to an Investment in Reckson Class B Common Stock and Reckson OP 7% Notes."


    This opinion is based, in part, upon various assumptions and representations, including representations made by Reckson as to factual matters set forth in the Merger Registration Statement, in registration statements on Form S-11 and Form S-3 previously filed by Reckson with the Securities and Exchange Commission and in a letter delivered to us by Reckson.


    Based on such facts and factual representations, we are of the opinion that:

    (i) commencing with Reckson's taxable year ended December 31, 1995, Reckson has been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and Reckson's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code,


    (ii) the receipt of any combination of cash, shares of Reckson class B common stock and Reckson OP 7% Notes in exchange for Tower common stock as a result of the Merger will be a taxable transaction for U.S. federal income tax purposes, and



    (iii) holders of Reckson class B common stock who exchange their Reckson class B common stock for Reckson common stock pursuant to the provisions of the Articles Supplementary governing the terms of the Reckson class B common stock will not recognize gain or loss for U.S. federal income tax purposes, except upon the receipt of any cash in lieu of fractional shares of Reckson common stock.



    Such opinions and the Merger Registration Statement discussions set forth under the captions "Material U.S. Federal Income Tax Consequences of the Merger" and "Federal Income Tax Consequences Relating to an Investment in Reckson Class B Common Stock and Reckson OP 7% Notes" do not address all aspects of federal income taxation that may be relevant to particular Tower stockholders in light of their personal investment circumstances, or to certain types of stockholders subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, tax-exempt organizations, financial institutions or broker-dealers and foreign persons.


    Such opinions and the discussions under the captions "Material U.S. Federal Income Tax Consequences of ther Merger" and "Federal Income Tax Consequences Relating to an Investment in
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Reckson Class B Common Stock and Reckson OP 7% Notes" are based on current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts or factual representations as referred to herein might affect the conclusions stated herein.

    We consent to the use of this opinion as an exhibit to the Merger Registration Statement and to the use of our name under the captions "Material U.S. Federal Income Tax Consequences of the Merger" and "Federal Income Tax Consequences Relating to an Investment in Reckson Class B Common Stock and Reckson OP 7% Notes" in the Merger Registration Statement.

                                          Very truly yours,


                                          /s/ Brown & Wood LLP


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